                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                JANUARY 29, 2001
                                ----------------
                Date of report (Date of earliest event reported)

                            ELGIN TECHNOLOGIES, INC.
                            ------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                                    ---------
                 (State or Other Jurisdiction of Incorporation)

                    1-15735                          95-4581906
                    -------                          ----------
           (Commission File Number)       (IRS Employer Identification No.)

        10 COLUMBIA DRIVE, AMHERST, NH                  03031
        ------------------------------                  -----
   (Address of Principal Executive Offices)           (Zip Code)

                                 (603) 598-4700
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


                       INFORMATION INCLUDED IN THIS REPORT

Items 1 through 4, 6 through 8 Not Applicable.

Item 5. Other Events.

        On January 29, 2001 at the Company's Annual Shareholders' Meeting, the shareholders approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from Sixty Million (60,000,000) shares to One Hundred Million (100,000,000) shares. The additional shares will be available for various business purposes such as financings, acquisitions, employee benefit plans, stock splits and stock dividends.

        The shareholders also elected five directors: Peter Bordes, Jr., Jonathan Scott Harris, Primo Ianieri, Philip A. Pascarelli, Jr., and Michael
J. Smith, to serve as Directors of the Company for terms expiring in 2002.

        Immediately following the Shareholders' Meeting, at a scheduled meeting of the Board of Directors, the Directors unanimously voted to approve an issuance of 25,313 warrants to certain holders of convertible subordinated notes (the "Notes"). On January 2, 2001 the Company and certain Note holders agreed to extend the maturity date of the Notes to January 2, 2002. Other terms of the Notes did not change. In consideration for accepting the maturity extension, each Note holder received warrants to purchase common stock equal to 10% of the amount due on their Note divided by the exercise price. The exercise price was set at a 20% premium to the closing price on December 29, 2000 (equivalent to $.288).


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: February 12, 2001                  ELGIN TECHNOLOGIES, INC.


                                          /s/ MICHAEL J. SMITH
                                          ------------------------------------
                                          By:  Michael J. Smith
                                          Its: Chief Financial Officer and
                                               Executive Vice President